Exhibit 99.2

Global Net Lease, Inc.

Supplemental Information

Quarter ended June 30, 2018 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Please note that totals may not add due to rounding.

Forward-looking Statements:

This supplemental package includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Annual Report on Form 10-K for the year ended December 31, 2017 of Global Net Lease, Inc. (the “Company”) filed on February 28, 2018, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and (ii) in future periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward- looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 28, 2018, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

2

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Non-GAAP Financial Measures

This section includes non-GAAP financial measures, including Funds from Operations ("FFO"), Core Funds from Operations ("Core FFO") and Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income (NOI"), and Cash Net Operating Income ("Cash NOI"). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.

Caution on Use of Non-GAAP Measures

FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.

Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Funds From Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

3

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Core Funds From Operations

In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition- and transaction-related costs, as well as certain other costs that are considered to be non-core, such as fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition- and transaction-related costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

Adjusted Funds From Operations

In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains and losses on foreign currency transactions, and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also include the realized gains or losses on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect the current operating performance of the Company. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.

In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the Company. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. We believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income

We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

4

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

5

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Key Metrics

As of and for the three months ended June 30, 2018

Amounts in thousands, except per share data, ratios and percentages

Financial Results
Rental Income	$65,562
Net income attributable to common stockholders	$5,288
Basic and diluted net income per share attributable to common stockholders [1]	$0.08
Cash NOI [2]	$61,427
Adjusted EBITDA [2]	$53,066
AFFO attributable to common stockholders [2]	$35,514
Dividends paid per share - second quarter	$0.53
Dividend yield - annualized, based on quarter end share price	10.4%
Dividend payout ratio - second quarter	100.5%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $20.43 for common shares and $25.63 for preferred shares	$1,513,826
Net debt [3] [4]	1,575,685
Enterprise value	3,089,511

Total capitalization	3,182,837

Total consolidated debt [4]	1,669,011
Total assets	3,111,085
Liquidity [5]	107,496

Common shares outstanding as of June 30, 2018 (thousands)	67,307
Share price, end of quarter	$20.43

Net debt to enterprise value	51.0%
Net debt to adjusted EBITDA (annualized)	7.4	x

Weighted-average interest rate cost [6]	3.1%
Weighted-average debt maturity (years) [7]	3.3
Interest Coverage Ratio [8]	4.2	x

Real Estate Portfolio
Number of properties	333
Number of tenants	104

Square footage (millions)	25.0
Leased	99.5%
Weighted-average remaining lease term (years) [9]	8.5

Footnotes:

[1]  Adjusted for net income (loss) attributable to common stockholders for common share equivalents.

[2]  This Non-GAAP metric is reconciled below.

[3]  Includes the effect of cash and cash equivalents.

[4]  Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net.

[5]  Liquidity includes $14.2 million of availability under the credit facility and cash and cash equivalents.

[6]  The weighted average interest rate cost is based on the outstanding principal balance of the debt.

[7]  The weighted average debt maturity is based on the outstanding principal balance of the debt.

[8] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net) for the quarter ended June 30, 2018. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.

[9] The weighted-average remaining lease term (years) is based on square feet.

6

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018

Consolidated Balance Sheets

Amounts in thousands

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$408,178	$402,318
Buildings, fixtures and improvements	2,219,486	2,138,405
Construction in progress	2,970	2,328
Acquired intangible lease assets	642,472	629,626
Total real estate investments, at cost	3,273,106	3,172,677
Less accumulated depreciation and amortization	(391,269)	(339,931)
Total real estate investments, net	2,881,837	2,832,746
Cash and cash equivalents	93,326	102,425
Restricted cash	2,873	5,302
Derivative assets, at fair value	7,568	2,176
Unbilled straight-line rent	45,027	42,739
Prepaid expenses and other assets	51,156	22,617
Due from related parties	16	16
Deferred tax assets	1,006	1,029
Goodwill and other intangible assets, net	22,443	22,771
Deferred financing costs, net	5,833	6,774
Total Assets	$3,111,085	$3,038,595

LIABILITIES AND EQUITY
Mortgage notes payable, net	$975,929	$984,876
Revolving credit facilities	458,880	298,909
Term loan, net	224,510	229,905
Acquired intangible lease liabilities, net	32,787	31,388
Derivative liabilities, at fair value	5,976	15,791
Due to related parties	779	829
Accounts payable and accrued expenses	27,152	23,227
Prepaid rent	16,690	18,535
Deferred tax liability	15,511	15,861
Taxes payable	1,933	2,475
Dividends payable	2,341	2,556
Total Liabilities	1,762,488	1,624,352
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred shares	54	54
Common stock	2,003	2,003
Additional paid-in capital	1,859,990	1,860,058
Accumulated other comprehensive income	19,116	19,447
Accumulated deficit	(532,566)	(468,396)
Total Stockholders' Equity	1,348,597	1,413,166
Non-controlling interest	—	1,077
Total Equity	1,348,597	1,414,243
Total Liabilities and Equity	$3,111,085	$3,038,595

7

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Consolidated Statements of Operations

Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Revenues:
Rental income	$65,562	$63,792	$62,556	$61,270
Operating expense reimbursements	5,409	4,294	4,046	3,600
Total revenues	70,971	68,086	66,602	64,870

Expenses:
Property operating	8,211	7,470	6,849	7,202
Fire recovery	(1)	(79)	(150)	(305)
Operating fees to related parties	7,138	6,831	6,624	6,390
Acquisition and transaction related	2,399	1,325	(301)	1,141
General and administrative	2,556	2,051	2,357	2,468
Equity-based compensation	(23)	(832)	(1,177)	(391)
Depreciation and amortization	29,813	29,496	28,558	29,879
Total expenses	50,093	46,262	42,760	46,384
Operating income	20,878	21,824	23,842	18,486
Other income (expense):
Interest expense	(14,415)	(12,975)	(12,806)	(12,479)
(Loss) gain on dispositions of real estate investments	(3,818)	—	—	275
Gain (loss) on derivative instruments	6,333	(2,935)	(1,719)	(3,125)
Unrealized (loss) gain on undesignated foreign currency advances and other hedge ineffectiveness	(47)	(43)	86	88
Other income	12	11	10	2
Total other expense, net	(11,935)	(15,942)	(14,429)	(15,239)
Net income before income taxes	8,943	5,882	9,413	3,247
Income tax expense	(1,200)	(1,070)	(964)	(760)
Net income	7,743	4,812	8,449	2,487
Net income attributable to non-controlling interest	—	—	—	—
Preferred stock dividends	(2,455)	(2,451)	(2,451)	(383)
Net income attributable to common stockholders	$5,288	$2,361	$5,998	$2,104

Basic and Diluted Earnings Per Share:
Basic and diluted net income per share attributable to common stockholders	$0.08	$0.03	$0.09	$0.03
Weighted average shares outstanding:
Basic and Diluted	67,292	67,287	67,287	67,287

8

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Non-GAAP Measures

Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
EBITDA:
Net income	$7,743	$4,812	$8,449	$2,487
Depreciation and amortization	29,813	29,496	28,558	29,879
Interest expense	14,415	12,975	12,806	12,479
Income tax expense	1,200	1,070	964	760
EBITDA	53,171	48,353	50,777	45,605

Adjusted EBITDA:
Equity-based compensation	(23)	(832)	(1,177)	(391)
Acquisition and transaction related	2,399	1,325	(301)	1,141
Loss (gain) on dispositions of real estate investments	3,818	—	—	(275)
Fire recovery	(1)	(79)	(150)	(305)
(Gain) loss on derivative instruments	(6,333)	2,935	1,719	3,125
Unrealized loss (gain) on undesignated foreign currency advances and other hedge ineffectiveness	47	43	(86)	(88)
Other income	(12)	(11)	(10)	(2)
Adjusted EBITDA	53,066	51,734	50,772	48,810

Net Operating Income (NOI):
Operating fees to related parties	7,138	6,831	6,624	6,390
General and administrative	2,556	2,051	2,357	2,468
NOI	62,760	60,616	59,753	57,668

Cash Net Operating Income (Cash NOI):
Amortization of above- and below- market leases and ground lease assets and liabilities, net	500	552	533	489
Straight-line rent	(1,833)	(1,503)	(1,550)	(2,070)
Cash NOI	$61,427	$59,665	$58,736	$56,087

Cash Paid for Interest:
Interest Expense	$14,415	$12,975	$12,806	$12,479
Non-cash portion of interest expense	(1,499)	(901)	(1,399)	(1,198)
Amortization of mortgage (discount) premium, net	(263)	(267)	(262)	(261)
Total cash paid for interest	$12,653	$11,807	$11,145	$11,020

9

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Non-GAAP Measures

Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Funds from operations (FFO):
Net income attributable to common stockholders (in accordance with GAAP)	$5,288	$2,361	$5,998	$2,104
Depreciation and amortization	29,813	29,496	28,558	29,879
Loss (gain) on dispositions of real estate investments	3,818	—	—	(275)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	—	—	(3)	—
FFO (as defined by NAREIT) attributable to common stockholders	38,919	31,857	34,553	31,708

Acquisition and transaction fees [1]	2,399	1,325	(301)	1,141
Fire recovery [2]	(1)	(79)	(150)	(305)
Proportionate share of adjustments for non-controlling interest to arrive at Core FFO	—	—	1	—
Core FFO attributable to common stockholders	41,317	33,103	34,103	32,544
Non-cash equity-based compensation	(23)	(832)	(1,177)	(391)
Non-cash portion of interest expense	1,499	901	1,399	1,198
Amortization of above and below-market leases and ground lease assets and liabilities, net	500	552	533	489
Straight-line rent	(1,833)	(1,503)	(1,550)	(2,070)
Unrealized losses (gains) on undesignated foreign currency advances and other hedge ineffectiveness	47	43	(86)	(88)
Eliminate unrealized losses on foreign currency transactions [3]	(6,256)	2,550	1,681	3,598
Amortization of mortgage discounts and premiums, net	263	267	262	261
Deferred tax benefit	—	—	—	(693)
Adjusted funds from operations (AFFO) attributable to common stockholders	$35,514	$35,081	$35,165	$34,848

Weighted average common shares outstanding	67,292	67,287	67,287	67,287
FFO per common share	$0.58	$0.47	$0.51	$0.47
Core FFO per common share	$0.61	$0.49	$0.51	$0.48
Dividends declared [4]	$35,828	$35,833	$35,955	$35,857

Footnotes:

[1]	Includes debt prepayment costs, litigation, merger related, and other costs, as applicable.
[2]	(Recovery)/loss arising from clean-up costs related to a fire sustained at one of our office properties.
[3]	For AFFO purposes, we add back unrealized (gain) loss. For the three months ended June 30, 2018, gains on derivative instruments were $6.3 million which were primarily comprised of unrealized gains. For the three months ended March 31, 2018, losses on derivative instruments were $2.9 million, which were comprised of unrealized losses of $2.6 million and realized losses of $0.3 million. For the three months ended December 31, 2017, losses on derivative instruments were $1.7 million, which were comprised of unrealized losses of $1.7 million and realized losses of $38 thousand. For the three months ended September 30, 2017, losses on derivative instruments were $3.1 million, which were comprised of unrealized losses of $3.6 million offset by net realized gains of $0.5 million.
[4]	Dividends declared to common stockholders only, and do not include distributions to non-controlling interest holders or holders of Series A Preferred Stock.

10

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Debt Overview

As of June 30, 2018

Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted- Average Debt Maturity (Years)	Weighted- Average Interest Rate [1]	Total Outstanding Balance [2]	Percent
Non-Recourse Debt
2018 (remainder)	9	0.2	3.5%	$124,251
2019	14	1.2	2.4%	286,124
2020	40	2.1	2.6%	325,384
2021	6	1.9	2.0%	27,216
2022	—	—	—%	—
2023	—	—	—%	—
Thereafter	20	9.4	4.4%	219,750
Total Non-Recourse Debt	89	3.2	3.0%	982,725	59%

Recourse Debt
Revolving Credit Facility		3.1	3.7%	458,880
Term Loan Facility		4.1	1.9%	227,406
Total Recourse Debt		3.4	3.1%	686,286	41%

Total Debt		3.3	3.1%	$1,669,011	100%

Total Debt by Currency				Percent
USD				39%
EUR				41%
GBP				20%
Total				100%

Footnotes:

[1] As of June 30, 2018, the Company’s total combined debt was 76.3% fixed rate or swapped to a fixed rate and 23.7% floating rate.

[2] Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net. Current balances as of June 30, 2018 are shown in the year the loan matures.

11

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Future Minimum Lease Rents

As of June 30, 2018

Amounts in thousands

Future Minimum Base Rent Payments [1]
2018 (remainder)	$127,817
2019	258,324
2020	261,743
2021	262,429
2022	253,036
2023	228,931
Thereafter	716,143
Total	$2,108,423

Footnotes:

[1] Base rent assumes exchange rates of £1.00 to $1.32 for GBP and €1.00 to $1.17 for EUR as of June 30, 2018 for illustrative purposes, as applicable.

12

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Top Ten Tenants

As of June 30, 2018

Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Distribution	Freight	$12,750	5%
Government Services Administration (GSA)	Office	Government	12,016	5%
Foster Wheeler	Office	Engineering	11,220	4%
RWE AG	Office	Utilities	11,136	4%
ING Bank	Office	Financial Services	9,295	4%
Finnair	Industrial	Aerospace	9,219	4%
Family Dollar	Retail	Discount Retail	8,125	3%
Steel Service Supplier	Industrial	Metal Processing	6,815	3%
Harper Collins	Distribution	Publishing	6,778	3%
Trinity Health	Office	Healthcare	6,584	3%
Subtotal			93,938	36%

Remaining portfolio			167,475	64%

Total Portfolio			$261,413	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP and €1.00 to $1.17 for EUR as of June 30, 2018 for illustrative purposes, as applicable.

13

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Diversification by Property Type

As of June 30, 2018

Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$145,187	56%	8,422	34%	$43,202	41%	2,489	22%
Industrial	58,317	22%	9,088	36%	32,859	32%	5,306	48%
Distribution	33,808	13%	5,366	21%	14,251	14%	2,179	20%
Retail	24,101	9%	2,109	9%	13,808	13%	1,089	10%
Total	$261,413	100%	24,985	100%	$104,120	100%	11,063	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP and €1.00 to $1.17 for EUR as of June 30, 2018 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

14

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Diversification by Tenant Industry

As of June 30, 2018

Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$34,639	13%	2,316	9%	$4,692	5%	446	4%
Discount Retail	15,993	6%	1,786	7%	9,976	10%	985	9%
Aerospace	14,996	6%	1,258	5%	2,992	3%	233	2%
Telecommunications	14,658	6%	913	4%	3,368	3%	198	2%
Government	14,451	6%	536	2%	11,668	11%	424	4%
Technology	14,199	5%	761	3%	4,170	4%	165	1%
Freight	13,688	5%	1,413	6%	10,000	10%	1,082	10%
Healthcare	13,680	5%	647	3%	7,372	7%	423	4%
Metal Processing	13,162	5%	2,472	10%	11,034	11%	2,152	19%
Utilities	12,824	5%	673	3%	—	—%	—	—%
Energy	11,848	5%	1,043	4%	9,255	9%	821	7%
Engineering	11,220	4%	366	1%	—	—%	—	—%
Pharmaceuticals	9,789	4%	390	2%	1,970	2%	90	1%
Auto Manufacturing	7,982	3%	2,068	8%	5,225	5%	1,067	10%
Retail Food Distribution	7,506	3%	1,128	5%	825	1%	170	2%
Publishing	6,778	3%	873	3%	—	—%	—	—%
Metal Fabrication	5,368	2%	720	3%	2,120	2%	297	3%
Automotive Parts Supplier	3,527	1%	411	2%	1,311	1%	91	1%
Restaurant - Quick Service	3,397	1%	74	—%	3,397	3%	74	1%
Logistics	3,269	1%	1,273	5%	—	—%	—	—%
Specialty Retail	3,025	1%	280	1%	—	—%	—	—%
Other [2]	25,414	10%	3,584	14%	14,745	13%	2,345	20%
Total	$261,413	100%	24,985	100%	$104,120	100%	11,063	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP and €1.00 to $1.17 for EUR as of June 30, 2018 for illustrative purposes, as applicable.

[2] Other includes 20 industry types as of June 30, 2018.

[3] Includes properties on the credit facility borrowing base.

15

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Diversification by Geography

As of June 30, 2018

Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$131,196	50.1%	14,378	57.8%	$91,350	87.7%	10,365	93.7%
Michigan	26,565	10.2%	3,537	14.2%	19,917	19.1%	2,721	24.6%
Texas	20,588	7.9%	1,870	7.5%	13,507	13.0%	1,246	11.3%
California	10,478	4.0%	389	1.6%	4,170	4.0%	165	1.5%
New Jersey	9,012	3.4%	397	1.6%	686	0.7%	48	0.4%
Tennessee	7,102	2.7%	789	3.2%	5,368	5.2%	327	3.0%
Indiana	5,684	2.2%	1,414	5.7%	4,660	4.5%	874	7.9%
Ohio	5,419	2.1%	838	3.4%	4,472	4.3%	671	6.1%
Illinois	4,095	1.6%	789	3.2%	4,095	3.9%	789	7.1%
Missouri	3,427	1.3%	309	1.2%	3,427	3.3%	309	2.8%
South Carolina	3,296	1.3%	414	1.7%	3,296	3.2%	414	3.7%
Florida	3,014	1.2%	206	0.8%	3,014	2.9%	206	1.9%
Kentucky	2,740	1.0%	355	1.4%	2,740	2.6%	355	3.2%
New York	2,398	0.9%	221	0.9%	450	0.4%	63	0.6%
Minnesota	2,138	0.8%	150	0.6%	781	0.8%	117	1.1%
Mississippi	2,105	0.8%	381	1.5%	2,105	2.0%	381	3.4%
Pennsylvania	1,953	0.7%	234	0.9%	1,390	1.3%	121	1.1%
Maine	1,878	0.7%	50	0.2%	1,878	1.8%	50	0.5%
Massachusetts	1,757	0.7%	127	0.5%	1,757	1.7%	127	1.1%
North Carolina	1,546	0.6%	192	0.8%	786	0.8%	123	1.1%
South Dakota	1,304	0.5%	54	0.2%	1,304	1.3%	54	0.5%
Kansas	1,275	0.5%	179	0.7%	1,275	1.2%	179	1.6%
Louisiana	1,264	0.5%	137	0.5%	1,264	1.2%	137	1.2%
Nebraska	1,222	0.5%	116	0.5%	564	0.5%	58	0.5%
Vermont	1,166	0.4%	213	0.9%	—	—%	—	—%
Colorado	1,088	0.4%	27	0.1%	1,088	1.0%	27	0.2%
West Virginia	980	0.4%	104	0.4%	—	—%	—	—%
Iowa	886	0.3%	232	0.9%	886	0.9%	232	2.1%
North Dakota	884	0.3%	47	0.2%	884	0.8%	47	0.4%
Oklahoma	825	0.3%	89	0.4%	825	0.8%	89	0.8%
Alabama	802	0.3%	74	0.3%	802	0.8%	74	0.7%
Maryland	785	0.3%	120	0.5%	785	0.8%	120	1.1%
New Mexico	556	0.2%	46	0.2%	556	0.5%	46	0.4%
Georgia	452	0.2%	41	0.2%	452	0.4%	41	0.4%
Montana	441	0.2%	54	0.2%	441	0.4%	54	0.5%
Utah	397	0.2%	20	0.1%	397	0.4%	20	0.2%
Delaware	361	0.1%	10	—%	361	0.3%	10	0.1%
New Hampshire	346	0.1%	83	0.3%	—	—%	—	—%
Idaho	644	0.2%	38	0.2%	644	0.6%	38	0.3%
Arizona	156	0.1%	16	0.1%	156	0.1%	16	0.1%
Arkansas	91	—%	8	—%	91	0.1%	8	0.1%
Virginia	76	—%	8	—%	76	0.1%	8	0.1%
United Kingdom	54,894	21.0%	4,080	16.3%	1,637	1.6%	104	0.9%
Germany	21,081	8.1%	2,178	8.7%	—	—%	—	—%
The Netherlands	17,218	6.6%	1,039	4.2%	7,922	7.6%	529	4.8%
Finland	15,237	5.8%	1,457	5.8%	—	—%	—	—%
France	13,015	5.0%	1,632	6.5%	—	—%	—	—%
Luxembourg	5,561	2.1%	156	0.6%	—	—%	—	—%
US Province	3,211	1.3%	65	0.1%	3,211	3.1%	65	0.6%
Total	$261,413	100%	24,985	100%	$104,120	100%	11,063	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP and €1.00 to $1.17 for EUR as of June 30, 2018 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

16

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2018 (Unaudited)

Lease Expirations

As of June 30, 2018

Amounts in thousands, except ratios and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)
2018 (Remaining)	—	$—	—%	—	—%
2019	—	—	—%	—	—%
2020	2	1,055	0.4%	100	0.4%
2021	2	4,944	1.9%	323	1.3%
2022	16	23,858	9.1%	1,553	6.2%
2023	30	28,128	10.8%	2,411	9.7%
2024	45	68,943	26.4%	5,887	23.7%
2025	39	38,327	14.7%	3,269	13.2%
2026	16	21,096	8.1%	2,038	8.2%
2027	15	6,694	2.6%	717	2.9%
2028	38	17,893	6.8%	3,019	12.1%
2029	106	21,830	8.4%	2,105	8.5%
2030	10	7,926	3.0%	458	1.8%
2031	—	—	—%	—	—%
2032	5	1,953	0.7%	317	1.3%
2033	1	6,018	2.3%	801	3.2%
Thereafter (>2033)	8	12,748	5.0%	1,861	7.4%
Total	333	$261,413	100%	24,859	100%

[1] Annualized rental income converted from local currency into USD as of June 30, 2018 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

17